BYLAWS
                                       OF

                                  FREFAX, INC.

                             (A Florida Corporation)

                               ARTICLE I - OFFICES

SECTION 1. PRINCIPAL PLACE OF BUSINESS

         The initial location of the principal place of business of the corporation shall be as specified in the articles of incorporation and may be changed from time to time by resolution of the board of directors. It may be located at any place within or outside the State of Florida.

         The principal place of business of the corporation shall also be known as the principal office of the corporation.

SECTION 2. OTHER OFFICES

         The corporation may also have offices at such other places as the board of directors may from time to time designate, or as the business of the corporation may require.

                            ARTICLE II - SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS

         All meetings of the shareholders shall be held at the principal place of business of the corporation or at such other place, within or outside the State of Florida, as may be determined by the board of directors.

SECTION 2. ANNUAL MEETINGS

         The annual meeting of the shareholders shall be held on the first day of the month of April in each year, at 10:00 o'clock A.M., at which time the shareholders shall elect a board of directors and transact any other proper business. If this date falls on a legal holiday, then the meeting shall be held on the following business day at the same hour.



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SECTION 3.  SPECIAL MEETINGS

         Special meetings of the shareholders may be called by the board of directors or by the shareholders. In order for a special meeting to be called by the shareholders, 10 percent or more of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting shall sign, date and deliver to the secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

         The secretary shall issue the call for special meetings unless the president, the board of directors, or the shareholders designate another person to make the call.

SECTION 4.  NOTICE OF MEETINGS

         Notice of all shareholders' meetings, whether annual or special, shall be given to each shareholder of record entitled to vote at such meeting no fewer than 10 or more than 60 days before the meeting date. The notice shall include the date, time and place of the meeting and in the case of a special meeting the purpose or purposes for which the meeting is called. Only the business within the purpose or purposes included in the notice of special meeting may be conducted at a special shareholders' meeting.

         Notice of shareholders' meetings may be given orally or in writing, by or at the direction of the president, the secretary or the officer or persons calling the meeting. Notice of meetings may be communicated in person; by telephone, telegraph, teletype, facsimile machine, or other form of electronic communication; or by mail. If mailed, notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the corporation, with postage prepaid.

         When a meeting is adjourned to a different date, time or place, it shall not be necessary to give any notice of the adjourned meeting if the new date, time or place is announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment, the board fixes a new record date for the adjourned meeting, notice of the adjourned meeting in accordance with the preceding paragraphs of this bylaw shall be given to each person who is a shareholder as of the new record date and is entitled to vote at such meeting.



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SECTION 5.  WAIVER OF NOTICE

         A shareholder may waive any notice required by the Florida Business Corporation Act, the articles of incorporation or these bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any annual or special meeting of the shareholders need be specified in any written waiver of notice.

SECTION 6.  ACTION WITHOUT MEETING

         Any action which is required by law to be taken at an annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote if one or more written consents, setting forth the action so taken, shall be dated and signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written consents shall not be effective to take corporate action unless, within 60 days of the date of the earliest written consent relating to the action, the signed written consents of the number of holders required to take the action are delivered to the corporation.

         Within 10 days after obtaining any such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action.

SECTION 7.  QUORUM AND SHAREHOLDER ACTION

         A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Unless otherwise provided under law, the articles of incorporation or these bylaws, if a quorum is present, action on a matter, other than the election of directors, shall be approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote favoring the action exceed the votes cast opposing the action. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.



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SECTION 8.  VOTING OF SHARES

         Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may be provided under law or the articles of incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or the shareholder's duly authorized attorney-in-fact.

         At each election of directors, each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder, for as many persons as there are directors to be elected at that time and for whose election the shareholder has a right to vote.

SECTION 9.  PROXIES

         A shareholder, or the shareholder's attorney in fact, may appoint a proxy to vote or otherwise act for the shareholder. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be a sufficient appointment form.

         An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period is specified in the appointment form.

         An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is revocable and the appointment is coupled with an interest as provided in Section 607.0722(5) of the Florida Business Corporation Act (BCA or Business Corporation Act).

SECTION 10.  RECORD DATE FOR DETERMINING SHAREHOLDERS

         The board of directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action. In no event may a record date fixed by the board of directors be a date preceding the date upon which the resolution fixing the record date is adopted. A record date may not be specified to be more than 70 days before the meeting or action.

         Unless otherwise specified by resolution of the board of directors, the following record dates shall be operative:

         1. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers the shareholder's demand to the corporation.



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         2. If no prior action is required by the board of directors pursuant to the Business Corporation Act, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent relating to the proposed action is delivered to the corporation.

         3. If prior action is required by the board of directors pursuant to the Business Corporation Act, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day on which the Board of directors adopts the resolution taking such prior action.

         4. The record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders is at the close of business on the day before the first notice is delivered to the shareholders.

SECTION 11.  SHAREHOLDERS' LIST

         After a record date is fixed or determined in accordance with these bylaws, the secretary shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list shall show the addresses of, and the number and class and series, if any, of shares held by, each person.

         The shareholders' list shall be available for inspection by any shareholder for a period of 10 days prior to the meeting, or such shorter time as exists between the record date and the meeting, and continuing through the meeting, at the corporation's principal place of business.

                             ARTICLE III - DIRECTORS

SECTION 1.  POWERS

         Except as may be otherwise provided by law or the articles of incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

         A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken shall be deemed to have assented to the action taken unless:

         1.       The director  votes against or abstains from the action taken;
                  or

         2. The director objects at the beginning of the meeting, or promptly upon the directors arrival, to holding the meeting or transacting specified business at the meeting.




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




         The board of directors shall have the authority to fix the compensation of the directors.

SECTION 2.  QUALIFICATION AND NUMBER

         Directors shall be individuals who are 18 years of age or older but need not be residents of Florida or shareholders of this corporation.

         The authorized number of directors shall be five or any lessor number if so elected by the shareholders. This number may be increased or decreased from time to time by amendment to these bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

SECTION 3.  ELECTION AND TENURE OF OFFICE

         The  directors   shall  be  elected  at  each  annual  meeting  of  the
shareholders and each director shall hold office until the next annual meeting of shareholders and until the director's successor has been elected and qualified, or until the director's earlier resignation or removal from office.

SECTION 4.  VACANCIES

         Unless otherwise provided in the articles of incorporation, any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or by the shareholders.

         A director elected to fill a vacancy shall hold office only until the next shareholders' meeting at which directors are elected.



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

SECTION 5.  REMOVAL

         Unless the articles of incorporation provide that a director may only be removed for cause, at a meeting of shareholders called expressly for that purpose, one or more directors may be removed, with or without cause, if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

SECTION 6.  PLACE OF MEETING

         Meetings of the board of directors shall be held at any place, within or without the State of Florida, which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal place of business of the corporation or as may be designated from time to time by resolution of the board of directors.

         The board of directors may permit any or all directors to participate in meetings by, or conduct the meeting through the use of, any means of communication by which all directors participating can simultaneously hear each other during the meeting.

SECTION 7.  ANNUAL AND REGULAR MEETINGS

         An annual meeting of the board of directors shall be held without call or notice immediately after and at the same place as the annual meeting of the shareholders.

         Other regular meetings of the board of directors shall be held at such times and places as may be fixed from time to time by the board of directors. Call and notice of these regular meeting shall not be required.

SECTION 8.  SPECIAL MEETINGS AND NOTICE REQUIREMENTS

         Special meetings of the board of directors may be called by the chairman of the board or by the president and shall be preceded by at least 2 days' notice of the date, time, and place of the meeting. Unless otherwise required by law, the articles of incorporation or these bylaws, the notice need not specify the purpose of the special meeting.



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

         Notice of directors' meeting may be given orally or in writing, by or at the direction of the president, the secretary or the officer or persons calling the meeting. Notice of meetings may be communicated in person; by telephone, telegraph, teletype, facsimile machine, or other form of electronic communication; or by mail. If mailed, notice shall be deemed to be delivered when deposited in the United States mail, addressed to the director at the director's current address on file with the corporation, with postage prepaid.

         If any meeting of directors is adjourned to another time or place, notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

SECTION 9.  QUORUM

         A majority of the elected number of directors shall constitute a quorum for all meetings of the board of directors.

SECTION 10.  VOTING

         If a quorum is present when a vote is taken, the affirmative vote of a majority of directors when corporate action is taken shall be deemed to have assented to the action taken unless:

         1. The director objects at the beginning of the meeting, or promptly upon arriving, to holding the meeting or transacting specified business at the meeting; or

         2.      The director votes against or abstains from the action taken.

SECTION 11.  WAVIER OF NOTICE

         Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

SECTION 12.  ACTION WITHOUT MEETING

         Any action required or permitted to be taken at a board of directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the board of directors or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member.



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

                              ARTICLE IV - OFFICERS

SECTION 1.  OFFICERS

         The officers of the corporation shall consist of a chairman of the board, a president, a vice president, a secretary, a treasurer, and such other officers as the board of directors may appoint. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors.

         The same individual may simultaneously hold more than one office in the corporation.

         Each officer shall have the authority and shall perform the duties set forth in these bylaws and, to the extent consistent with these bylaws, shall have such other duties and powers as may be determined by the board of directors or by direction of any officer authorized by the board of directors to prescribe the duties of other officers.

SECTION 2.  ELECTION

         All officers of the corporation shall be elected or appointed by, and serve at the pleasure of, the board of directors.

         The election or appointment of an officer shall not itself create contract rights.

SECTION 3.  REMOVAL, RESIGNATION AND VACANCIES

         An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board provides that the successor does not take office until the effective date.

         The board of directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

         An officer's removal shall not affect the corporation's contract rights, if any, with the officer.

         Any vacancy occurring in any office may be filled by the board of directors.



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


SECTION 4.  CHAIRMAN OF THE BOARD

         The Chairman shall be the chief executive officer and general manager of the corporation and shall, subject to the direction and control of the board of directors, have general supervision, direction, and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders if present thereat and be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation.

         In the absence or disability of the president, the vice president, if any, shall perform all the duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions imposed upon, the president.

SECTION 5.  PRESIDENT/VICE PRESIDENT

         The president shall be the chief operating officer of the corporation and shall, subject to the direction and control of the board of directors and the Chairman, have the responsibility of conducting the day-to-day operations of the corporation in terms of its product production, sales, and research.

SECTION 6.  SECRETARY

         (a) The secretary shall be responsible for preparing, or causing to be prepared, minutes of all meetings of directors and shareholders and for authenticating records of the corporation.

         (b) The secretary shall keep, or cause to be kept, at the principal place of business of the corporation, minutes of all meetings of the shareholders or the board of directors; a record of all actions taken by the shareholders or the board of directors without a meeting for the past three years; and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation.

         (c) Minutes of the meetings shall state the date, time and place of the meeting; whether regular or special; how called or authorized; the notice thereof given or the waivers of notice received; the names of those present at directors' meetings; the number of shares present or represented at shareholders' meetings; and an account of the proceedings thereof.



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         (d) The secretary shall maintain, at the principal place of business of the corporation, a record of its shareholders, showing the names of the shareholders and their addresses, the number, class, and series, if any, held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         (e) The secretary shall make sure that the following papers and reports are included in the secretary's records kept at the principal place of business of the corporation:

         1. The articles or restated articles of incorporation and all amendments to them currently in effect;

         2. The bylaws or restated bylaws and all amendments to them currently in effect;

         3. Resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

         4. Minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past 3 years;

         5. Written communications to all shareholders generally or all shareholders of a class or series within the past 3 years, including the financial statements furnished for the past 3 years under Article VI, Section 2 of these bylaws and any reports furnished during the last 3 years under Article VI,
                  Section 3 of these bylaws;

         6. A list of the names and business street addresses of current directors and officers; and

         7. The corporation's most recent annual report delivered to the Department of State under Article VI, Section 4 of these bylaws.

         The secretary shall give, or cause to be given, notice of all meetings of shareholders and directors required to be given by law or by the provisions of these bylaws.

         The secretary shall have charge of the seal of the corporation.

         In the absence or disability of the secretary, the assistant secretary, or, if there is none or more than one, the assistant secretary designated by the board of directors, shall have all the power of, and be subject to all the restrictions imposed upon, the secretary.



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SECTION 7.  TREASURER

         The treasurer shall have custody of the funds and securities of the corporation and shall keep and maintain, or cause to be kept and maintained, at the principal business office of the corporation, adequate and correct books and records of accounts of the income, expenses, assets, liabilities, properties and business transactions of the corporation.

         The treasurer shall prepare, or cause to be prepared, and shall furnish to shareholders, the annual financial statements and other reports required pursuant to Article VI, Sections 2 and 3 of these bylaws.

         The treasurer shall deposit monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation in payment of the just demands against the corporation as authorized by the board of directors and shall render to the president and directors, whenever requested, an account of all his or her transactions as treasurer and of the financial condition of the corporation.

         In the absence or disability of the treasurer, the assistant treasurer, if any, shall perform all the duties of the treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions imposed upon the treasurer.

SECTION 8.  COMPENSATION

         The officers of this corporation shall receive such compensation for their services as may be fixed by resolution of the board of directors.

                   ARTICLE V - EXECUTIVE AND OTHER COMMITTEES

SECTION 1.  EXECUTIVE AND OTHER COMMITTEES OF THE BOARD

         The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate from its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, the articles of incorporation or these bylaws, shall have and may exercise the authority of the board of directors, except that no such committee shall have the authority to:

         1. Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders.

         2. Fill vacancies on the board of directors or any committee thereof.

         3.       Adopt, amend, or repeal the bylaws.



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



         4. Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors.

         5. Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

         Each such committee shall have two or more members who serve at the pleasure of the board of directors. The board, by resolution adopted by a majority of the authorized number of directors, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

         The provisions of law, the articles of incorporation and these bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors shall apply to such committees of the board and their members as well.

         Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the board of directors not a member of the committee in question with the director's responsibility to act in good faith, in a manner the director reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in like position would use under similar circumstances.

                ARTICLE VI - CORPORATE BOOKS, RECORDS AND REPORTS

SECTION 1.  BOOKS, RECORDS AND REPORTS

         The corporation shall keep correct and complete books and records of account; minutes of the proceedings of its shareholders, board of directors, and committees of directors; a record of its shareholders; and such other records and reports as are further described in Article IV, Sections 5 and 6 of these bylaws, at the principal place of business of the corporation.

         Any books, records, and minutes may be in written form or in another form capable of being converted into written form within a reasonable time.



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SECTION 2.  ANNUAL FINANCIAL STATEMENTS FOR SHAREHOLDERS

         Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, the corporation shall furnish its shareholders annual financial statements which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flow for that year. If financial statements are prepared on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

         If the annual financial statements are reported upon by a public accountant, the accountant's report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records:

         1. Stating the person's reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation, and

         2.       Describing  any  respects  in which  the  statements  were not
                  prepared  on  a  basis  of  accounting   consistent  with  the
                  statements prepared for the preceding year.

         The corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the corporation to prepare its financial statements if, for reasons beyond the corporation's control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the statements, the corporation shall mail the shareholder the latest financial statements.

         Copies of the annual financial statements shall be kept at the principal place of business of the corporation for at least 5 years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.


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

SECTION 3.  OTHER REPORTS TO SHAREHOLDERS

         If the corporation indemnifies or advances expenses to any director, officer, employee, or agent, other than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall report the indemnification or advance in writing to the share- holders with or before the notice of the next shareholders' meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time that such meeting is held. The report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         If the corporation issues or authorizes the issuance of shares for promises to render service in the future, the corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders' meeting.

SECTION 4.  ANNUAL REPORT TO DEPARTMENT OF STATE

         The corporation shall prepare and deliver an annual report form to the Department of State each year within the time limits imposed, and containing the information required, by Section 607.1622 of the Business Corporation Act.

SECTION 5.  INSPECTION BY SHAREHOLDERS

         (a) A shareholder of the corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, the records of the corporation described in Article IV, Section 5(e) of these bylaws if the shareholder gives the secretary written notice of the shareholder's demand at least 5 business days before the date on which the shareholder wishes to inspect and copy.

         (b) A shareholder of this corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection (c) below and gives the corporation written notice of the shareholder's demand at lest 5 business days before the date on which the shareholder wishes to inspect and copy:

                  1. Excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under subsection (a) above;

                  2.       Accounting records of the corporation;

                  3.       The record of shareholders; and

                  4.       Any other books and records of the corporation.

         (c) A shareholder may inspect and copy the records described in subsection (b) above only if:




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

                  1. The shareholder's demand is made in good faith and for a purpose reasonably related to the shareholder's interest as a shareholder;

                  2.       The demand  describes with  reasonable  particularity
                           the   shareholder's   purpose  and  the  records  the
                           shareholder desires to inspect; and

                  3. The records requested are directly connected with the shareholder's purpose.

         (d)      This section of the bylaws does not affect:

                  1. The right of a shareholder to inspect and copy records under Article II, Section 11 of these bylaws;

                  2.       The power of a court,  independently  of the Business
                           Corporation   Act,  to  compel  the   production   of
                           corporate records for examination.

SECTION 5.  INSPECTION BY DIRECTORS

         Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind of the corporation and to inspect the physical properties of the corporation. Such inspection by a director may be made in person or by agent or attorney. the right of inspection includes the right to copy and make extracts.

                   ARTICLE VII - INDEMNIFICATION AND INSURANCE

SECTION 1.  INDEMNIFICATION UNDER BCA SECTION 607.0850

         The corporation shall have the power to indemnify any director, officer, employee, or agent of the corporation as provided in Section 607.0850 of the Business Corporation Act.

SECTION 2.  ADDITIONAL INDEMNIFICATION

         The corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office. However, such further indemnification or advancement of expenses shall not be made in those instances specified in Section 507.0850(7)(a-d) of the Business Corporation Act.

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

SECTION 3.  COURT ORDERED INDEMNIFICATION

         Unless otherwise provided by the articles of incorporation notwithstanding the failure of the corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction in accordance with Section 607.0850(9) of the Business Corporation Act.

SECTION 4.  INSURANCE

         The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under provisions of law.

                              ARTICLE VIII - SHARES

SECTION 1.  ISSUANCE OF SHARES

         The bond of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the corporation.

         Before the corporation issues shares, the board of directors shall determine that the consideration received or to be received for shares to be issued is adequate. That determination by the board of directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable.

         When the corporation receives the consideration for which the board of directors authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable. Consideration in the form of a promise to pay money or a promise to perform services is received by the corporation at the time of the making of the promise, unless the agreement specifically provides otherwise.

         The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the shares escrowed or restricted and the distributions credited may be canceled in whole or part.



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


SECTION 2.  CERTIFICATES

         After shares in corporation have been fully paid, the holder of the shares shall be given a certificate representing the shares. At a minimum, each share certificate shall state on its face the following information:

         1. The name of the corporation and that the corporation is organized under the laws of Florida;

         2.      The name of the person to whom issued;

         3. The number and class of shares and the designation of the series, if any, the certificate represents.

         Each certificate shall be signed, either manually or in facsimile, by the president or a vice president and by the secretary or an assistant secretary of the corporation and may bear the seal of the corporation.

                             ARTICLE IX - DIVIDENDS

SECTION 1.  PAYMENT OF DIVIDENDS

         The board of directors may authorize, and the corporation may make, dividends on its shares in cash, property, or its own shares and other distributions to its shareholders, subject to any restrictions contained in the articles of incorporation, to the requirements of Sections 607.0623 and
607.06401 of the Business Corporation Act, and to all applicable provisions of law.

                  ARTICLE X - AMENDMENT OF ARTICLES AND BYLAWS

SECTION 1.  AMENDMENT OF ARTICLES OF INCORPORATION

         The board of directors may propose one or more amendments to the articles of incorporation for submission to the shareholders. For the amendment to be effective:

         1. The board of directors must recommend the amendment to the shareholders, unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment; and

         2. The shareholders entitled to vote on the amendment must approve the amendment as provided below.

         The board of directors may condition its submission of the proposed amendment to the shareholders on any basis. The shareholders shall approve amendments to the articles of incorporation by the vote of a majority of the votes entitled to be cast on the amendment, except as may otherwise be provided by the articles of incorporation, Sections 607.1003 and 607.1004 of the Business Corporation Act and other applicable provisions of law, and these bylaws.

         The corporation shall notify each shareholder, whether or not entitled to vote, of the proposed shareholders' meeting to amend the articles of incorporation in accordance with Article II, Section 4 of these bylaws. The notice of meeting must state that the purpose, or one of the purposes, of the meeting is to consider the proposed amendment and contain or be accompanied by a copy or summary of the amendment.

         Notwithstanding the above provisions of this section and unless otherwise provided in the articles of incorporation, if this corporation has 35 or fewer shareholders then, pursuant to Section 607.1002(6) of the Business Corporation Act, the shareholders may amend the articles of incorporation without an act of the directors at a meeting of the shareholders for which the notice of the changes to be made is given.

SECTION 2.  AMENDMENT OF BYLAWS

         The board of directors may amend or repeal these bylaws unless:

         1. The articles of incorporation or the Business Corporation Act reserves the power to amend the bylaws generally or a particular bylaw provision exclusively to the shareholders; or

         2. The shareholders, in amending or repealing the bylaws generally or a particular bylaw provision, provide expressly that the board of directors may not amend or repeal the bylaws or that bylaw provision.

         The shareholders may amend or repeal these bylaws even though the bylaws may also be amended or repealed by the board of directors.

                                   CERTIFICATE

         This is to certify that the foregoing is a true and correct copy of the Bylaws of the corporation named in the title hereto and that such Bylaws were duly adopted by the board of directors of the corporation on October 1, 1997. The Bylaws reflect the change of name of the Corporation.

Dated: October 1, 1998



                                                     Secretary
                                                     --------------
                                                     Debra A. Sauer




















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